Exhibit A-36

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “ONPOINT, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE ELEVENTH DAY OF MAY, A.D. 1998, AT 9 O’CLOCK A.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE NINTH DAY OF JANUARY, A.D. 2003, AT 9 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “HAMILTON PROPERTY I, INC.” TO “ONPOINT, INC.” FILED THE TWELFTH DAY OF FEBRUARY, A.D. 2008, AT 4:10 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “ONPOINT, INC.”.

	/s/ Jeffrey W. Bullock
	Jeffrey W. Bullock, Secretary of State
2895262 8100H	AUTHENTICATION:	8418762
101175373	DATE:	12-10-10
You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF INCORPORATION

OF

HAMILTON PROPERTY I, INC.

The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the “General Corporation Law of the State of Delaware”), hereby certifies that:

FIRST: The name of the corporation (hereinafter called the “corporation”) is HAMILTON PROPERTY I, INC.

SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 1013 Centre Road, City of Wilmington 19805, County of New Castle; and the name of the registered agent of the corporation in the State of Delaware at such address is Corporation Service Company.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of stock which the corporation shall have authority to issue is one thousand. The par value of each of such shares is one dollar. All such shares are of one class and are shares of Common Stock.

FIFTH: The name and the mailing address of the incorporator are as follows:

NAME	MAILING ADDRESS

Camille Silva	375 Hudson Street, 11th Floor New York, New York 10014

SIXTH: The corporation is to have perpetual existence.

SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under § 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under § 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

EIGHTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation, and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase “whole Board” and the phrase “total number of directors” shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

2. After the original or other Bylaws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of § 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of § 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of § 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

NINTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of § 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

TENTH: The corporation shall, to the fullest extent permitted by the provisions of § 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

ELEVENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.

Signed on May 1, 1998.

/s/ Camille Silva
Camille Silva, Incorporator

CERTIFICATE OF CHANGE

OF

REGISTERED OFFICE/AGENT

OF

HAMILTON PROPERTY I, INC.

HAMILTON PROPERTY I, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: The name of the corporation is: HAMILTON PROPERTY I, INC.

TWO:	That a meeting of the Board of Directors of HAMILTON PROPERTY I, INC., said change was duly adopted in accordance with the provisions of Sections 133 and 102 of the General Corporation Law of the State of Delaware, resolutions were duly adopted setting forth a proposed change of the Certificate of Incorporation of said corporation, declaring said change to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed change is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be change by changing the present registered agent/office by changing article TWO as follows:

From

TWO: Its registered office in the State of Delaware is to be located at 2711 Centerville Road, Ste 400, Wilmington, DE 19808 and its registered agent at such address is: United States Corporation Company.

To

TWO: Its registered office in the State of Delaware is to be located at: 15 East North Street, in the City of Dover, County of Kent, DE 19901 and its registered agent at such address is: XL CORPORATE SERVICES, INC.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by Jose Mojica its President 18th day of December, 2002

By:	/s/ Jose Mojica
Jose Mojica
President

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That pursuant to that certain Consent In Lieu Of Meeting dated 02/12/2008, the sole Director of the Board of Directors of HAMILTON PROPERTY I, INC. adopted resolutions to amend the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and requested the consent of the sole stockholder of said corporation for consideration thereof. The resolution setting forth the proposed amendments are as follows:

RESOLVED, that the Certificate of Incorporation of the corporation be amended by changing the Article thereof numbered “FIRST” so that, as amended, said Article shall be and read as follows:

“The name of the corporation (hereinafter called the “corporation”) is ONPOINT, INC.”

RESOLVED, that the Certificate of Incorporation of the corporation be amended by changing the Article thereof numbered “THIRD” so that, as amended, said Article shall be and read as follows:

“The purpose of the corporation is to (i) consolidate intellectual property for the purpose of outside sales activity, (ii) to market future brands of the Great Atlantic & Pacific Tea Company, Inc. and (iii) to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

SECOND: That pursuant to that certain Consent In Lieu Of Meeting dated 02/12/2008, the sole stockholder of the corporation consented to the amendments set forth above in Paragraph FIRST of this Certificate.

THIRD: That said amendments were duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware, specifically in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of the corporation shall not be reduced under or by reason of said amendments.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 12 day of February, 2008.

By:	/s/ Christopher McGarry
Title:	PRESIDENT
Name:	CHRISTOPHER McGARRY

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